UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):                     June 1, 2006
Trinity Industries, Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-6903	75-0225040

(Commission File Number)	(IRS Employer Identification No.)

2525 Stemmons Freeway, Dallas, Texas	75207-2401

(Address of Principal Executive Offices)	(Zip Code)
(214) 631-4420

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On June 7, 2006, the Company completed the issuance and sale of $450 million aggregate principal amount of 3 7/8% Convertible Subordinated Notes Due 2036 (the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (SEC File No. 333-134596), including a related Prospectus dated June 1, 2006, filed by the Company on June 2, 2006 pursuant to Rule 424(b)(2) under the Securities Act (the “Prospectus”). The net proceeds received by the Company on June 7, 2006, after deduction of estimated fees and expenses, were approximately $441.6 million, which the Company intends to use for general corporate purposes, including the expansion of the Company’s railcar leasing business and possible repayments or repurchases of a portion of its outstanding indebtedness. The Notes were issued under and pursuant to the following agreements:
Underwriting Agreement
On June 1, 2006, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Banc of America Securities LLC, and Wachovia Capital Markets, LLC on behalf of themselves and the other underwriters listed on Schedule 1 thereto (collectively, the “Underwriters”), relating to the issuance and sale of $450 million (plus an over-allotment option of up to an additional $50 million) aggregate principal amount of the Notes to the Underwriters at a purchase price of 98.125%. The Underwriting Agreement contains customary representations and warranties, closing conditions and indemnification obligations. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.01 and is incorporated by reference herein.
Indenture
The Notes are governed by an Indenture (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee, dated June 7, 2006. The Notes bear an interest rate of 3 7/8% per annum on the principal amount, commencing June 7, 2006. Interest on the Notes is payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2006. In addition, commencing with the six-month period beginning June 1, 2018, and for each six-month period thereafter, the Company will, on the interest payment date for such interest period, pay contingent interest to the holders of the Notes under certain circumstances and in the amounts described in the Indenture. The Notes mature on June 1, 2036, unless earlier redeemed, repurchased or converted.
The Notes are convertible into cash and shares of the Company’s common stock only under the following circumstances: (i) during any calendar quarter beginning after September 30, 2006, if the last reported sales price of the Company’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on such last trading day; (ii) if the Company has called the Notes for redemption; (iii) upon the occurrence of specified corporate transactions described in the Indenture; or (iv) at any time on or after May 1, 2036 through the trading day immediately preceding the maturity date, as set forth in the Indenture. A conversion would be based on an initial conversion rate of 12.7648 shares of our common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $78.34 per share of common stock. The conversion rate is subject to adjustment in certain events but will not be adjusted for accrued interest. Neither the initial conversion rate nor the initial conversion price reflects the adjustment that will be made on June 12, 2006, the ex-dividend date for the 3-for-2 stock split declared by the Company on May 15, 2006. In addition, following certain corporate transactions that occur prior to June 1, 2018 and that also constitute a fundamental change, the conversion rate will increase for a holder who elects to convert its Notes in connection with such corporate transaction, in certain circumstances. Upon conversion of the Note, a holder will receive cash and shares of the Company’s common stock, if any, based on a daily conversion value calculated on a proportionate basis for each 20 trading-day cash settlement averaging period, as described in the Indenture (subject to the Company’s election to pay cash in lieu of some all or some of such shares).
On or after June 1, 2018, the Company may redeem all or part of the Notes for cash at 100% of the principal amount of the Notes, plus accrued and unpaid interest (including any contingent interest) to, but excluding, the redemption date.
Holders of Notes may require the Company to repurchase the Notes on June 1, 2018 or upon the occurrence of certain fundamental corporate changes, in each case for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest (including any contingent interest) to, but excluding, the purchase date.
The Notes are the Company’s unsecured obligations, subordinated in right of payment to prior payment in full of the Company’s existing and future senior debt and effectively subordinated in right of payment to all indebtedness and other liabilities of the Company’s subsidiaries.
The terms of the Indenture and the Notes issued pursuant to the Indenture are described in the section of the Prospectus entitled “Description of notes.” A copy of the executed Indenture (including the Form of 3 7/8% Convertible Subordinated Note due 2036 as an exhibit thereto) is filed herewith as Exhibit 4.01 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

1.01	Underwriting Agreement, dated June 1, 2006, between Trinity Industries, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC, and Wachovia Capital Markets, LLC on behalf of themselves and the other underwriters listed on Schedule 1 thereto.

4.01	Indenture, dated June 7, 2006, between Trinity Industries, Inc. and Wells Fargo Bank, National Association, as trustee (including the Form of 3 7/8% Convertible Subordinated Note due 2036 as an exhibit thereto).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.
Date: June 7, 2006	By:	/s/ William A. McWhirter II
William A. McWhirter II
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Exhibit No.                    Description
1.01	Underwriting Agreement, dated June 1, 2006, between Trinity Industries, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC, and Wachovia Capital Markets, LLC on behalf of themselves and the other underwriters listed on Schedule 1 thereto.

4.01	Indenture, dated June 7, 2006, between Trinity Industries, Inc. and Wells Fargo Bank, National Association, as trustee (including the Form of 3 7/8% Convertible Subordinated Note due 2036 as an exhibit thereto).